EXHIBIT 10.4

                                  LEASE

     THIS LEASE, dated OCTOBER 1, 1996, is between GEORGE A. KAST, the Landlord, and PSYCHROMETRIC SYSTEMS, INC, the Tenant.

     The Landlord, for and in consideration of the covenants and agreements hereinafter mentioned, to be kept and performed by the Tenant, does hereby lease to the Tenant, the premises situate in the County of KOOTENAI, State of IDAHO, described as follows:

               600 RIVER AVENUE, COEUR D' ALENE, IDAHO  83814
               LOTS 1 AND 2, BLOCK 36, MARCOTT TRACT

     Said premises, with the appurtenances, are to be leased to the Tenant from OCTOBER 1, 1996, until SEPTEMBER 30, 2001, at and for a rental of $74,280.00, payable in monthly installments of $ 1,238.00, in advance, on or before the 5th day of each and every month during the term of this lease at the office of the Landlord or as the Landlord may direct in writing.
The Tenant further covenants with the Landlord that Tenant has received said premises in good order and condition, and at the expiration of the term of this lease will yield up said premises to the Landlord in as good order and condition as when the same were entered upon by the Tenant, loss by fire, inevitable accident and ordinary wear excepted, and will keep said premises in good repair during said term at tenant's own expense.

     IT IS FURTHER AGREED by the Tenant that no part of the premises will be sublet, nor will this lease be assigned, without the written consent of the Landlord being first obtained. Tenant will not use nor permit the premises to be used for any purposes prohibited by the laws of the United States or of the State of Idaho or the ordinances of the city or town in which the premises is located.

     IT IS MUTUALLY AGREED that if, after the expiration of this lease, the Tenant shall remain in possession of said premises and continue to pay rent without a written agreement as to such possession, then the Tenant shall be regarded as a tenant from month to month at a monthly rental payable in advance equivalent to the last month's rent hereunder, and subject to all the terms and provisions of this lease.

     IT IS FURTHER MUTUALLY AGREED that in case said premises are left vacant and any part of the rent herein reserved be unpaid, then the Landlord may, without in any wise being obligated to do so and without terminating this lease, re-take possession of said premises and rent the same for such rent and upon such conditions as the Landlord may think best, making such changes and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Tenant shall be liable for the balance of the rent herein reserved until the expiration of the term of this lease.

     IT IS AGREED that if the Tenant shall be in arrears in the payment of any installment of rent, or any portion thereof, or in default of any of the covenants or agreements herein contained to be performed by the Tenant, which default shall be uncorrected for a period of three (3) days after Landlord has given written notice pursuant to applicable law, Landlord may, at Landlord's option, undertake any of the following remedies without limitation: (a) declare the term of the lease ended; (b) terminate the Tenant's right to possession of the premises and reenter and repossess the premises pursuant to applicable provisions of the Colorado Forcible Entry and Detainer Statute; (c) recover all present and future damages, costs and other relief to which the Landlord is entitled;
(d) pursue Landlord's lien remedies; (e) pursue breach of contract remedies; and/or (f) pursue any and all available remedies in law or equity. In the event possession is terminated by a reason of default prior to expiration of the term, the Tenant shall be responsible for the rent occurring for the remainder of the term, subject to the Landlord's duty to mitigate such damages. In the event repeated or substantial default(s) under the lease occur, the Landlord may terminate the Tenant's possession upon a written Notice to Quit, without a right to cure. Upon such termination, the Landlord shall have available any and all of the above-listed remedies.

     This lease shall be subordinate to all existing and future security interests on the premises. All notices shall be in writing and be personally delivered or sent by first class mail, unless otherwise provided by law, to the respective parties at the address immediately below their signature. If any term or provision of this lease shall be invalid or unenforceable, the remainder of this lease shall not be affected thereby and shall be valid and enforceable to the full extent permitted by law. This lease shall only be modified by amendment signed by both parties.
This lease shall be binding on the parties, their personal representatives, successors and assigns. The singular shall be deemed to include the plural.

     Additional provisions:
          TENANT SHALL BE RESPONSIBLE FOR ALL PROPERTY TAXES, UTILITIES, INSURANCE, MAINTENANCE AND IMPROVEMENT COSTS. TENANT SHALL REMIT A DAMAGE DEPOSIT Of $1,238.00 TO BE HELD BY THE LANDLORD UNTIL THE EXPIRATION OF THE LEASE.



Landlord: /s/ George A. Kast         Tenant: /s/Gary L. Brown
                                              Psychrometric Systems, Inc.
Address: 3388 W. 62nd Avenue
           Denver, CO  80221         Address: 12600 W. Colfax Avenue
                                                Lakewood, CO  80215